Oaktree Announces Third Quarter 2017 Financial Results

As of September 30, 2017 or for the quarter and nine months then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) decreased to $45.8 million ($0.71 per unit) for the quarter, from $58.3 million ($0.93 per unit) for the third quarter of 2016, and increased to $218.1 million ($3.41) for the nine-month period, from $135.4 million ($2.17) for the comparable 2016 period.

•
Assets under management were $99.5 billion, up slightly for the quarter and down slightly over the last 12 months. Gross capital raised was $2.7 billion and $12.0 billion for the quarter and last 12 months, respectively. Uncalled capital commitments (“dry powder”) were $21.2 billion, of which $12.4 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $80.2 billion, up 1% for the quarter and up 2% over the last 12 months.

•
Adjusted net income declined to $131.4 million ($0.67 per unit) for the quarter, from $161.7 million ($0.92 per unit) for the third quarter of 2016, on lower revenues. For the nine-month period, adjusted net income increased to $574.3 million ($3.26), from $402.0 million ($2.16) for the comparable 2016 period, driven by higher incentive income and investment income.

•
Distributable earnings declined to $118.6 million ($0.74 per unit) for the quarter, from $140.6 million ($0.81 per unit) for the third quarter of 2016, primarily on lower incentive income. For the nine-month period, distributable earnings increased to $558.1 million ($3.22), from $385.9 million ($2.15) for the comparable 2016 period, driven by higher incentive income and investment income proceeds.

•	A distribution was declared of $0.56 per unit, bringing aggregate distributions relating to the last 12 months to $3.21.
LOS ANGELES, CA. October 26, 2017 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the third quarter ended September 30, 2017.
Jay Wintrob, Chief Executive Officer, said, “Oaktree’s continued strong investment performance was the highlight of the third quarter, driving 14% growth in net incentives created year-to-date.  Additionally, adjusted net income growth of 43% and distributable earnings growth of 45% year-to-date demonstrate the power of our business model. At this point in the cycle, we continue to deploy capital across our strategies in a cautious and disciplined manner, and we continue to capitalize on the current market environment by actively harvesting investments, creating value for both our clients and our unitholders.”
Distribution
The distribution of $0.56 per Class A unit attributable to the third quarter of 2017 will be paid on November 10, 2017 to Class A unitholders of record at the close of business on November 6, 2017.
Conference Call
Oaktree will host a conference call to discuss its third quarter 2017 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1

(412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10112877, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $100 billion in assets under management as of September 30, 2017. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$235,032	$290,230	$1,158,672	$827,436
Net income-OCG	45,841	58,297	218,080	135,422
Net income per Class A unit	0.71	0.93	3.41	2.17

Non-GAAP Results: (1)
Adjusted revenues	$304,756	$365,008	$1,400,305	$1,010,765
Adjusted net income	131,436	161,651	574,254	402,000
Adjusted net income-OCG	43,309	57,710	208,156	134,605

Distributable earnings revenues	282,426	329,966	1,351,048	960,965
Distributable earnings	118,589	140,584	558,118	385,901
Distributable earnings-OCG	47,717	50,861	205,401	134,399

Fee-related earnings revenues	186,615	194,349	558,494	593,069
Fee-related earnings	59,754	66,708	160,492	185,782
Fee-related earnings-OCG	22,694	23,507	60,099	67,196

Economic net income revenues	385,843	687,962	1,246,873	1,274,356
Economic net income	164,677	263,114	527,603	463,176
Economic net income-OCG	57,342	95,485	188,757	160,221

Per Class A Unit:
Adjusted net income	$0.67	$0.92	$3.26	$2.16
Distributable earnings	0.74	0.81	3.22	2.15
Fee-related earnings	0.35	0.37	0.94	1.08
Economic net income	0.89	1.52	2.96	2.57

Weighted average number of Operating Group units outstanding	156,258	154,945	155,625	154,605
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424

Operating Metrics:
Assets under management (in millions):
Assets under management	$99,515	$99,834	$99,515	$99,834
Management fee-generating assets under management	80,170	78,700	80,170	78,700
Incentive-creating assets under management	31,020	32,440	31,020	32,440
Uncalled capital commitments (2)	21,202	22,663	21,202	22,663
Accrued incentives (fund level):
Incentives created (fund level)	134,815	422,685	504,935	547,557
Incentives created (fund level), net of associated incentive income compensation expense	60,607	153,817	242,236	212,609
Accrued incentives (fund level)	1,860,665	1,848,808	1,860,665	1,848,808
Accrued incentives (fund level), net of associated incentive income compensation expense	899,891	872,716	899,891	872,716

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”) such as adjusted revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit. These measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

(1)
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified OCGH equity value units (“EVUs”) to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.

(2)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues decreased $55.2 million, or 19.0%, to $235.0 million for the third quarter of 2017, from $290.2 million for the third quarter of 2016. The decrease reflected lower incentive income and management fees.
Total expenses decreased $32.5 million, or 16.1%, to $169.8 million for the third quarter of 2017, from $202.3 million for the third quarter of 2016. The decrease primarily reflected lower incentive income compensation and general and administrative expense.
Other income decreased $6.5 million, or 7.3%, to $83.0 million for the third quarter of 2017, from $89.5 million for the third quarter of 2016. The decrease primarily reflected lower overall returns on our funds’ investments.
Net income attributable to OCG decreased $12.5 million, or 21.4%, to $45.8 million for the third quarter of 2017, from $58.3 million for the third quarter of 2016, primarily reflecting lower operating profits.
Operating Metrics
Assets Under Management
Assets under management (“AUM”) were $99.5 billion as of September 30, 2017, $99.3 billion as of June 30, 2017 and $99.8 billion as of September 30, 2016. The $0.2 billion increase since June 30, 2017 primarily reflected $1.7 billion in market-value gains, $1.3 billion in new capital commitments to closed-end and evergreen funds, and $0.5 billion of favorable foreign-currency translation, largely offset by $2.2 billion of distributions to closed-end fund investors and $0.8 billion of net outflows from open-end funds. Commitments to closed-end and evergreen funds included $0.4 billion for our Emerging Markets Debt strategy and $0.3 billion to our European Private Debt strategy.
The $0.3 billion decrease in AUM since September 30, 2016 primarily reflected $10.5 billion of distributions to closed-end fund investors, $1.4 billion of net outflows from open-end funds and $1.1 billion of uncalled capital commitments for closed-end funds that have entered liquidation, largely offset by $7.4 billion in market-value gains, $4.4 billion of capital commitments and fee-generating leverage to closed-end funds, and $0.8 billion in favorable foreign-currency translation. Commitments to closed-end funds included $1.0 billion for Oaktree Real Estate Debt Fund II, $0.6 billion for Oaktree Opportunities Fund Xb, $0.5 billion for Oaktree Real Estate Opportunities Fund VII (“ROF VII”) and $0.4 billion for Oaktree European Capital Solutions Fund. Distributions to closed-end fund investors included $4.1 billion from Control Investing funds, $4.0 billion from Distressed Debt funds and $1.3 billion from Real Estate funds.
Management Fee-generating Assets Under Management
Management fee-generating assets under management (“management fee-generating AUM”), a forward-looking metric, were $80.2 billion as of September 30, 2017, $79.8 billion as of June 30, 2017 and $78.7 billion as of September 30, 2016. The $0.4 billion increase since June 30, 2017 primarily reflected an aggregate $1.4 billion increase from the start of the investment period for Oaktree European Principal Fund IV (“EPF IV”) in July 2017 and capital drawn by funds that pay fees based on drawn capital, NAV or cost basis, and $0.9 billion in market-value gains. These increases were partially offset by $1.4 billion attributable to closed-end funds in liquidation and $0.8 billion of net outflows from open-end funds.
The $1.5 billion increase in management fee-generating AUM since September 30, 2016 primarily reflected $3.4 billion in market-value gains, an aggregate $2.6 billion increase from the start of the investment period for EPF IV, additional capital commitments to ROF VII and fee-generating leverage to closed-end funds, $1.7 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis, and $0.8 billion of favorable foreign-currency translation. These increases were partially offset by $4.4 billion attributable to closed-end funds in liquidation, $1.6 billion of net outflows from open-end funds and $0.9 billion of distributions by closed-end funds that pay fees based on NAV.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $31.0 billion as of September 30, 2017, $30.8 billion as of June 30, 2017 and $32.4 billion as of September 30, 2016. The $0.2 billion increase since June 30, 2017 reflected an aggregate $2.2 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains, partially offset by an aggregate $2.0 billion decline primarily attributable to distributions by closed-end funds. The $1.4 billion decrease since September 30, 2016 reflected an aggregate decline of $9.9 billion primarily attributable to distributions by closed-end funds, partially offset by an aggregate $8.5 billion principally from drawdowns or contributions by closed-end and evergreen funds and market-value gains.
Of the $31.0 billion in incentive-creating AUM as of September 30, 2017, $20.5 billion (or 66%), was generating incentives at the fund level, as compared with $20.0 billion (62%), of the $32.4 billion of incentive-creating AUM as of September 30, 2016.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.9 billion as of September 30, 2017, and $1.8 billion as of both June 30, 2017 and September 30, 2016. The third quarter of 2017 reflected $134.8 million of incentives created (fund level) and $53.7 million of incentive income recognized.
Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives (fund level)”), were $899.9 million as of September 30, 2017, $866.7 million as of June 30, 2017, and $872.7 million as of September 30, 2016. The portion of net accrued incentives (fund level) represented by funds that were currently paying incentives as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively, was $274.1 million (or 30%), $236.5 million (27%) and $224.9 million (26%), with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $21.2 billion as of September 30, 2017, $21.5 billion as of June 30, 2017, and $22.7 billion as of September 30, 2016. Invested capital during the quarter and 12 months ended September 30,

2017 aggregated $1.9 billion and $7.4 billion, respectively, as compared with $2.2 billion and $8.1 billion for the comparable prior-year periods.
Non-GAAP Results
Adjusted Revenues
Adjusted revenues decreased $60.2 million, or 16.5%, to $304.8 million in the third quarter of 2017, from $365.0 million in the third quarter of 2016, reflecting declines of $46.0 million in incentive income, $7.7 million in management fees and $6.5 million in investment income.
Management Fees
Management fees decreased $7.7 million, or 4.0%, to $186.6 million in the third quarter of 2017, from $194.3 million in the third quarter of 2016. The decrease reflected an aggregate decline of $19.0 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $11.3 million principally from the start of the investment period for EPF IV, closed-end funds that pay management fees based on drawn capital, NAV or cost basis, and additional commitments to ROF VII.
Incentive Income
Incentive income decreased $46.0 million, or 46.1%, to $53.7 million in the third quarter of 2017, from $99.7 million in the third quarter of 2016. The third quarter of 2017 included $51.3 million from Oaktree Real Estate Opportunities Fund V.
Investment Income
Investment income decreased $6.5 million, or 9.2%, to $64.4 million in the third quarter of 2017, from $70.9 million in the third quarter of 2016. The decrease primarily reflected lower overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $17.6 million and $17.7 million in the third quarters of 2017 and 2016, respectively, of which performance fees accounted for $0.8 million and $1.9 million, respectively.
Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $1.1 million, or 1.2%, to $95.7 million in the third quarter of 2017, from $94.6 million in the third quarter of 2016.
Equity-based Compensation
Equity-based compensation expense decreased $0.9 million, or 5.8%, to $14.7 million in the third quarter of 2017, from $15.6 million in the third quarter of 2016. The decrease reflected higher expense in the third quarter of 2016 related to accelerated vesting from employee departures.
Incentive Income Compensation
Incentive income compensation expense decreased $21.0 million, or 44.3%, to $26.4 million in the third quarter of 2017, from $47.4 million in the third quarter of 2016, reflecting the decline in incentive income.
General and Administrative
General and administrative expense decreased $1.1 million, or 3.6%, to $29.1 million in the third quarter of 2017, from $30.2 million in the third quarter of 2016.

Depreciation and Amortization
Depreciation and amortization expense decreased $0.9 million, or 31.0%, to $2.0 million in the third quarter of 2017, from $2.9 million in the third quarter of 2016, primarily reflecting the final amortization of certain leasehold improvements in the first quarter of 2017.
Interest Expense, Net
Interest expense, net decreased $1.5 million, or 19.2%, to $6.3 million in the third quarter of 2017, from $7.8 million in the third quarter of 2016, reflecting higher interest income and the maturity of $50.0 million in senior notes in the fourth quarter of 2016.
Other Income (Expense), Net
Other income (expense), net increased $5.8 million, to income of $0.9 million in the third quarter of 2017, from expense of $4.9 million in the third quarter 2016. The third quarter of 2016 included a $4.4 million impairment charge taken on our corporate aircraft.
Adjusted Net Income
ANI decreased $30.3 million, or 18.7%, to $131.4 million in the third quarter of 2017, from $161.7 million in the third quarter of 2016, reflecting decreases of $25.0 million in incentive income, net of incentive income compensation expense (“net incentive income”), $6.9 million in fee-related earnings and $6.5 million in investment income. The portion of ANI attributable to our Class A units was $43.3 million, or $0.67 per unit, and $57.7 million, or $0.92 per unit, for the third quarters of 2017 and 2016, respectively.
The effective tax rates applied to ANI in the third quarters of 2017 and 2016 were 20% and 12%, respectively, resulting from full-year effective rates of 12% and 17%, respectively. The rate used for interim fiscal quarters is based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated. We generally expect variability in tax rates between periods because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period’s income tax expense and often vary significantly within or between years. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings decreased $22.0 million, or 15.6%, to $118.6 million in the third quarter of 2017, from $140.6 million in the third quarter of 2016, reflecting decreases of $25.0 million in net incentive income and $6.9 million in fee-related earnings, partially offset by increases of $6.2 million in investment income proceeds and $5.8 million in other income (expense), net. For the third quarter of 2017, investment income proceeds totaled $42.1 million, including $24.9 million from fund distributions and $17.2 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $35.9 million, of which $18.0 million and $17.9 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.74 and $0.81 per unit for the third quarters of 2017 and 2016, respectively, reflecting distributable earnings per Operating Group unit of $0.76 and $0.91, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings decreased $6.9 million, or 10.3%, to $59.8 million in the third quarter of 2017, from $66.7 million in the third quarter of 2016, reflecting the decline in management fees. The portion of fee-related earnings attributable to our Class A units was $0.35 and $0.37 per unit for the third quarters of 2017 and 2016, respectively.

The effective tax rates applicable to fee-related earnings for the third quarters of 2017 and 2016 were 7% and 12%, respectively, resulting from full-year effective rates of 8% for both periods.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of September 30, 2017, Oaktree had $1.0 billion of cash and U.S. Treasury and other securities, and $747 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of September 30, 2017, Oaktree’s investments in funds and companies had a carrying value of $1.6 billion, with the 20% investment in DoubleLine carried at $21 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $900 million as of that date.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree, with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Revenues:
Management fees	$181,312	$190,974	$542,268	$584,542
Incentive income	53,720	99,256	616,404	242,894
Total revenues	235,032	290,230	1,158,672	827,436
Expenses:
Compensation and benefits	(98,224)	(97,552)	(304,713)	(308,959)
Equity-based compensation	(15,828)	(19,838)	(45,529)	(48,460)
Incentive income compensation	(26,362)	(47,385)	(327,526)	(92,653)
Total compensation and benefits expense	(140,414)	(164,775)	(677,768)	(450,072)
General and administrative	(24,096)	(32,252)	(90,703)	(113,032)
Depreciation and amortization	(3,037)	(3,867)	(9,865)	(12,076)
Consolidated fund expenses	(2,226)	(1,445)	(7,425)	(3,991)
Total expenses	(169,773)	(202,339)	(785,761)	(579,171)
Other income (loss):
Interest expense	(35,776)	(32,414)	(128,797)	(86,849)
Interest and dividend income	55,218	46,817	155,092	120,225
Net realized gain (loss) on consolidated funds’ investments	3,392	(1,436)	1,755	8,647
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	3,662	10,231	56,793	(15,742)
Investment income	51,061	65,758	150,618	136,205
Other income (expense), net	5,418	543	14,979	11,892
Total other income	82,975	89,499	250,440	174,378
Income before income taxes	148,234	177,390	623,351	422,643
Income taxes	(13,857)	(8,567)	(31,700)	(29,818)
Net income	134,377	168,823	591,651	392,825
Less:
Net income attributable to non-controlling interests in consolidated funds	(9,990)	(13,243)	(23,543)	(15,618)
Net income attributable to non-controlling interests in consolidated subsidiaries	(78,546)	(97,283)	(350,028)	(241,785)
Net income attributable to Oaktree Capital Group, LLC	$45,841	$58,297	$218,080	$135,422
Distributions declared per Class A unit	$1.31	$0.58	$2.65	$1.60
Net income per unit (basic and diluted):
Net income per Class A unit	$0.71	$0.93	$3.41	$2.17
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		September 30, 2017	June 30, 2017	September 30, 2016
		(in millions)
Assets Under Management:
Closed-end funds		$57,769	$58,323	$60,488
Open-end funds		35,793	35,628	34,197
Evergreen funds		5,953	5,309	5,149
Total		$99,515	$99,260	$99,834

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
	(in millions)
Change in Assets Under Management:
Beginning balance	$99,260	$98,124	$99,834	$100,237
Closed-end funds:
Capital commitments/other (1).	654	1,182	3,729	5,919
Distributions for a realization event/other (2).	(2,160)	(2,028)	(10,521)	(6,585)
Change in uncalled capital commitments for funds entering or in liquidation (3)	(198)	(22)	(1,126)	76
Foreign-currency translation	302	91	429	50
Change in market value (4).	829	1,616	4,137	1,926
Change in applicable leverage	19	73	633	(216)
Open-end funds:
Contributions	1,427	914	7,557	3,380
Redemptions	(2,209)	(2,105)	(8,997)	(8,228)
Foreign-currency translation	241	65	411	80
Change in market value (4).	706	1,656	2,625	3,051
Evergreen funds:
Contributions or new capital commitments	632	91	685	300
Redemptions or distributions/other	(138)	(55)	(479)	(511)
Foreign-currency translation	—	(1)	6	(9)
Change in market value (4).	150	233	592	364
Ending balance	$99,515	$99,834	$99,515	$99,834

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		September 30, 2017	June 30, 2017	September 30, 2016
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$8,073	$7,943	$6,887
Other closed-end funds		31,953	32,048	33,575
Open-end funds		35,570	35,429	34,148
Evergreen funds		4,574	4,387	4,090
Total		$80,170	$79,807	$78,700

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$79,807	$79,516	$78,700	$76,489
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	925	111	1,970	7,253
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	493	345	1,733	1,247
Change attributable to funds in liquidation (2).	(1,350)	(1,462)	(4,054)	(4,230)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	(512)	(382)	(437)
Distributions by funds that pay fees based on NAV/other (4).	(333)	(283)	(895)	(589)
Foreign-currency translation	236	75	355	1
Change in market value (5).	45	131	256	167
Change in applicable leverage	19	52	581	23
Open-end funds:
Contributions	1,407	914	7,359	3,382
Redemptions	(2,209)	(2,074)	(8,990)	(8,203)
Foreign-currency translation	241	65	411	80
Change in market value	702	1,646	2,642	3,049
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	234	39	478	612
Redemptions or distributions	(187)	(97)	(535)	(491)
Change in market value	140	234	541	347
Ending balance	$80,170	$78,700	$80,170	$78,700

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	September 30, 2017	June 30, 2017	September 30, 2016
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$99,515	$99,260	$99,834
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(2,920)	(2,585)	(4,449)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(8,675)	(9,560)	(9,552)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(3,714)	(3,242)	(3,720)
Oaktree’s general partner investments in management fee-generating funds	(1,883)	(1,948)	(1,987)
Funds that are no longer paying management fees and co-investments that pay no management fees (2)	(2,153)	(2,118)	(1,426)
Management fee-generating assets under management	$80,170	$79,807	$78,700

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)	This includes certain accounts that pay administrative fees intended to offset Oaktree’s costs related to the accounts.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	September 30, 2017	June 30, 2017	September 30, 2016
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.49	1.49	1.51
Open-end funds	0.46	0.46	0.46
Evergreen funds	1.17	1.21	1.22
Overall	0.91	0.92	0.95

Incentive-creating AUM

	As of
	September 30, 2017	June 30, 2017	September 30, 2016
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$27,555	$27,450	$29,241
Evergreen funds	3,465	3,376	3,199
Total	$31,020	$30,826	$32,440
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2017	2016	2017	2016
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,779,578	$1,525,854	$2,014,097	$1,585,217
Incentives created (fund level):
Closed-end funds	122,273	402,842	471,501	522,847
Evergreen funds	12,542	19,843	33,434	24,710
Total incentives created (fund level)	134,815	422,685	504,935	547,557
Less: incentive income recognized by us	(53,728)	(99,731)	(658,367)	(283,966)
Ending balance	$1,860,665	$1,848,808	$1,860,665	$1,848,808
Accrued incentives (fund level), net of associated incentive income compensation expense	$899,891	$872,716	$899,891	$872,716

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are adjusted net income, adjusted net income-OCG, distributable earnings, distributable earnings-OCG, fee-related earnings and fee-related earnings-OCG. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Adjusted Net Income
Beginning with the second quarter of 2017, the definition of adjusted net income was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for adjusted net income, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.
The following schedules set forth the components of adjusted net income and adjusted net income-OCG, as well as per unit data:
Adjusted Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Revenues:
Management fees	$186,615	$194,349	$558,494	$593,069
Incentive income	53,728	99,731	658,367	283,966
Investment income	64,413	70,928	183,444	133,730
Total adjusted revenues	$304,756	$365,008	$1,400,305	$1,010,765

Management Fees	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Management fees:
Closed-end funds	$131,612	$141,513	$395,215	$435,717
Open-end funds	40,882	39,828	121,507	117,017
Evergreen funds	14,121	13,008	41,772	40,335
Total management fees	$186,615	$194,349	$558,494	$593,069

Investment Income	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$10,409	$15,932	$28,242	$15,026
Convertible Securities	535	77	1,398	(819)
Distressed Debt	15,255	15,295	46,905	34,462
Control Investing	3,985	19,702	15,055	19,535
Real Estate	6,063	3,791	14,519	8,353
Listed Equities	8,312	(2,802)	18,738	2,956
Non-Oaktree funds	2,413	1,166	6,423	4,661
Income from investments in companies	17,441	17,767	52,164	49,556
Total investment income	$64,413	$70,928	$183,444	$133,730

Adjusted Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Expenses:
Compensation and benefits	$(95,691)	$(94,624)	$(297,097)	$(298,067)
Equity-based compensation	(14,691)	(15,637)	(40,971)	(38,192)
Incentive income compensation	(26,362)	(47,378)	(369,480)	(132,534)
General and administrative	(29,134)	(30,151)	(94,042)	(100,146)
Depreciation and amortization	(2,036)	(2,866)	(6,863)	(9,074)
Total adjusted expenses	$(167,914)	$(190,656)	$(808,453)	$(578,013)

Adjusted Interest and Other Income (Expense), Net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Interest expense, net of interest income (1)	$(6,280)	$(7,799)	$(19,795)	$(24,458)
Other income (expense), net	874	(4,902)	2,197	(6,294)

(1)
Interest income was $2.7 million and $6.8 million for the three and nine months ended September 30, 2017, respectively, and $1.7 million and $4.6 million for the three and nine months ended September 30, 2016, respectively.

Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Adjusted net income	$131,436	$161,651	$574,254	$402,000
Adjusted net income attributable to OCGH non-controlling interest	(77,271)	(96,180)	(338,471)	(239,607)
Non-Operating Group expenses	(62)	(182)	(549)	(647)
Adjusted net income-OCG before income taxes	54,103	65,289	235,234	161,746
Income taxes-OCG	(10,794)	(7,579)	(27,078)	(27,141)
Adjusted net income-OCG	$43,309	$57,710	$208,156	$134,605
Adjusted net income per Class A unit	$0.67	$0.92	$3.26	$2.16
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Distributable Earnings:	(in thousands, except per unit data)

Adjusted net income	$131,436	$161,651	$574,254	$402,000
Investment income	(64,413)	(70,928)	(183,444)	(133,730)
Receipts of investment income from funds (1)	24,919	18,020	91,264	41,637
Receipts of investment income from companies	17,164	17,866	42,923	42,293
Equity-based compensation	14,691	15,637	40,971	38,192
Operating Group income taxes	(5,208)	(1,662)	(7,850)	(4,491)
Distributable earnings	$118,589	$140,584	$558,118	$385,901

Distribution Calculation:
Operating Group distribution with respect to the period	$101,586	$119,314	$474,832	$336,319
Distribution per Operating Group unit	$0.65	$0.77	$3.04	$2.17
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.01)	(0.03)	(0.20)	(0.12)
Tax receivable agreement	(0.08)	(0.08)	(0.24)	(0.24)
Non-Operating Group expenses	—	(0.01)	(0.02)	(0.03)
Distribution per Class A unit (2).	$0.56	$0.65	$2.58	$1.78

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)	With respect to the quarter ended September 30, 2017, a distribution was announced on October 26, 2017 and is payable on November 10, 2017.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Weighted Average Units:
OCGH	91,864	92,190	91,750	92,181
Class A	64,394	62,755	63,875	62,424
Total	156,258	154,945	155,625	154,605
Units Eligible for Fiscal Period Distribution:
OCGH	91,682	92,039
Class A	64,604	62,914
Total	156,286	154,953

GAAP Statement of Financial Condition (Unaudited)

	As of September 30, 2017
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$705,121	$—	$—	$705,121
U.S. Treasury and other securities	324,478	—	—	324,478
Corporate investments	1,608,082	—	(553,095)	1,054,987
Deferred tax assets	405,042	—	—	405,042
Receivables and other assets	401,868	—	(2,812)	399,056
Assets of consolidated funds	—	5,979,078	(863)	5,978,215
Total assets	$3,444,591	$5,979,078	$(556,770)	$8,866,899
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$375,444	$—	$4,952	$380,396
Due to affiliates	342,226	—	—	342,226
Debt obligations	746,556	—	—	746,556
Liabilities of consolidated funds	—	4,795,301	(16,203)	4,779,098
Total liabilities	1,464,226	4,795,301	(11,251)	6,248,276
Non-controlling redeemable interests in consolidated funds	—	—	609,354	609,354
Capital:
Unitholders’ capital attributable to OCG	875,444	225,517	(225,517)	875,444
Non-controlling interest in consolidated subsidiaries	1,104,921	320,002	(320,002)	1,104,921
Non-controlling interest in consolidated funds	—	638,258	(609,354)	28,904
Total capital	1,980,365	1,183,777	(1,154,873)	2,009,269
Total liabilities and capital	$3,444,591	$5,979,078	$(556,770)	$8,866,899
Corporate Investments

	As of
	September 30, 2017	June 30, 2017	September 30, 2016
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$550,888	$518,813	$421,466
Convertible Securities	28,134	27,599	1,704
Distressed Debt	370,152	396,077	396,173
Control Investing	250,244	236,099	263,882
Real Estate	133,129	135,751	117,822
Listed Equities	139,628	132,113	92,962
Non-Oaktree funds	94,262	72,326	69,651
Investments in companies	24,242	25,188	19,952
Total corporate investments – Non-GAAP	1,590,679	1,543,966	1,383,612
Adjustments (1)	17,403	19,031	(30,838)
Total corporate investments – Oaktree and operating subsidiaries	1,608,082	1,562,997	1,352,774
Eliminations	(553,095)	(546,919)	(311,780)
Total corporate investments – Consolidated	$1,054,987	$1,016,078	$1,040,994

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of September 30, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)	TBD	—	$8,872	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	76	44	629	80	2,135	3,404	—	122	1,648	46.5%	28.5%	1.5x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	519	1,165	4,419	4,358	—	—	5,398	5.6	3.0	1.2
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	675	1,809	1,558	1,704	52	—	2,005	7.9	5.0	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	578	1,352	331	321	16	—	249	13.5	11.1	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,408	5,541	1,375	1,236	165	303	828	12.8	8.9	1.6
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	307	507	52	49	50	10	—	28.0	22.7	2.3
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,972	17,744	1,072	866	1,534	209	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,479	4,742	335	590	85	—	481	10.3	7.5	1.5
Legacy funds (8).	Various	Various	12,495	nm	100	10,456	22,912	39	—	1,555	9	—	23.6	18.5	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (9)(10)	Jan. 2016	Jan. 2020	$2,921	58%	10%	$127	$199	$220	$2,566	$—	$24	$109	nm	nm	1.8x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,259	1,425	2,511	1,876	22	222	2,011	16.0%	10.8%	1.6
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	978	1,838	423	215	124	62	—	17.5	12.9	1.9
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	199	350	113	33	4	16	42	14.8	12.8	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	395	753	92	63	57	18	—	16.0	10.9	2.0
Legacy funds (8).	Various	Various	2,341	nm	99	2,010	4,316	11	—	231	2	—	15.2	11.9	1.9
													15.5%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund II (9)(11)	Mar. 2017	Mar. 2020	$1,017	49%	9%	$—	$5	$84	$482	$—	$—	$85	nm	nm	1.1x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	61	149	495	328	594	6	16	213	26.2%	19.8%	1.4
Oaktree PPIP Fund (12) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Income (13)
Special Account G (9)(11)	Oct. 2016	Oct. 2020	$615	48%	48%	$36	$26	$305	$241	$—	$7	$284	nm	nm	1.1x

European Principal (14)
Oaktree European Principal Fund IV (7)(9)	Jul. 2017	Jul. 2022	€1,119	43%	20%	€(13)	€—	€209	€1,089	€—	€—	€225	nm	nm	1.0x
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	nm	85	€2,017	€873	€3,893	€2,682	€—	€392	€2,783	19.3%	13.0%	1.9
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€400	€1,867	€264	€799	€29	€—	€702	8.4	4.4	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.5%	8.9%

			As of September 30, 2017
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
European Private Debt (14)
Oaktree European Capital Solutions Fund (7)(11)	Dec. 2015	Dec. 2018	€703	69%	49%	€14	€110	€234	€247	€—	€1	€233	9.6%	6.1%	1.1x
Oaktree European Dislocation Fund	Oct. 2013	Oct. 2016	€294	nm	57	€39	€167	€54	€54	€2	€4	€32	21.1	15.1	1.3
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€63	€269	€55	€54	€4	€6	€32	14.4	11.2	1.3
													15.3%	11.2%
Special Situations (15)
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	$1,377	82%	41%	$176	$158	$589	$1,256	$—	$34	$448	51.6%	29.4%	1.4x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$456	$1,642	$1,400	$1,658	$50	$—	$2,093	7.6%	3.4%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	203	413	250	282	21	—	263	10.8	7.6	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	3,132	5,887	573	111	450	161	—	12.7	9.3	2.1
Legacy funds (8).	Various	Various	3,701	nm	100	2,716	6,401	15	—	404	3	—	14.4	11.1	1.8
													13.2%	9.5%
Power Opportunities
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	$1,106	65%	65%	$25	$1	$741	$1,078	$—	$—	$762	11.6%	4.3%	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	409	583	524	405	24	55	323	20.8	12.9	1.7
Legacy funds (8).	Various	Various	1,470	nm	63	1,690	2,616	—	—	123	—	—	35.1	27.4	2.8
													34.5%	26.2%
Infrastructure Investing
Highstar Capital IV (16).	Nov. 2010	Nov. 2016	$2,000	nm	100%	$456	$664	$1,792	$1,321	$—	$3	$1,935	12.2%	7.9%	1.4x

U.S. Private Debt (17)
Oaktree Mezzanine Fund IV (11)	Oct. 2014	Oct. 2019	$852	60%	60%	$67	$79	$495	$472	$—	$10	$481	12.2%	8.6%	1.2x
Oaktree Mezzanine Fund III (18).	Dec. 2009	Dec. 2014	1,592	nm	89	421	1,507	337	339	15	25	303	14.9	10.4 / 8.4	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	486	1,504	90	—	—	—	164	10.9	7.4	1.5
OCM Mezzanine Fund (19).	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.0%	8.7%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2017	$384	nm	78%	$100	$103	$295	$198	$—	$18	$256	15.8%	10.5%	1.4x
Special Account F	Jan. 2014	Sep. 2017	253	nm	96	66	155	152	151	—	13	125	15.4	10.8	1.3
									31,692	(14)	1,818	(14)	15.6%	10.6%
							Other (20)		8,120		6
							Total (21)		$39,812		$1,824

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended September 30, 2017 was $1.2 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through September 30, 2017 was less than 18 months.

(10)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(11)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of September 30, 2017 management fee-generating AUM included only that portion of committed capital that had been drawn.

(12)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(13)	Effective August 2017, the Real Estate Value-Add strategy was renamed Real Estate Income.

(14)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the September 30, 2017 spot rate of $1.18.

(15)
Effective November 2016, the Global Principal strategy was renamed Special Situations. The aggregate gross and net IRRs presented for this strategy exclude the performance of Oaktree Special Situations Fund.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of September 30, 2017, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	Effective April 2017, the Mezzanine Finance strategy was renamed U.S. Private Debt, and includes our Mezzanine Finance and Direct Lending funds.

(18)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.4%. The combined net IRR for Class A and Class B interests was 9.5%.

(19)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(20)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(21)
The total excludes one closed-end fund with management fee-generating AUM aggregating $214 million as of September 30, 2017, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Sept. 30, 2017	Twelve Months Ended September 30, 2017			Since Inception through September 30, 2017
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	1986	$16,853	7.4%	6.9%	8.3%	9.3%	8.8%	8.4%	0.82	0.58
Global High Yield Bonds	2010	4,563	8.6	8.1	9.1	7.6	7.1	7.2	1.19	1.16
European High Yield Bonds	1999	1,075	8.5	8.0	9.6	8.2	7.6	6.5	0.73	0.47
U.S. Convertibles	1987	2,906	7.6	7.1	14.3	9.4	8.8	8.3	0.50	0.38
Non-U.S. Convertibles	1994	1,520	7.9	7.3	5.4	8.4	7.8	5.6	0.80	0.41
High Income Convertibles	1989	1,076	7.9	7.1	8.5	11.3	10.5	8.2	1.07	0.61
U.S. Senior Loans	2008	1,354	6.4	5.9	5.4	6.1	5.5	5.2	1.11	0.66
European Senior Loans	2009	1,695	4.0	3.5	4.2	8.0	7.5	8.7	1.70	1.71
Emerging Markets Equities	2011	3,717	26.5	25.6	22.5	2.5	1.7	1.6	0.13	0.08
Multi-Strategy Credit (2)	2017	525	nm	nm	nm	nm	nm	nm	nm	nm
Other		286
Total		$35,570

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

(2)
Performance is not considered meaningful (“nm”) as the period from the initial capital contribution through September 30, 2017 was less than 18 months. As a result, returns for the relevant benchmark and the Sharpe Ratio have been excluded.

Evergreen Funds

		As of September 30, 2017				Twelve Months Ended September 30, 2017		Since Inception through September 30, 2017
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	2012	$3,074	$2,580	$14		13.4%	10.4%	9.3%	6.8%
Value Opportunities	2007	1,150	1,081	—	(3)	11.9	10.3	9.3	5.5
Emerging Markets Debt (4)	2015	935	450	7		18.6	14.5	16.5	12.9
Value Equities (5)	2012	421	395	8		32.5	24.6	20.3	14.7
			4,506	29
Other (6)			282	3
Restructured funds			—	5
Total (2)			$4,788	$37

(1)	Returns represent time-weighted rates of return.

(2)	Includes one closed-end fund with $184 million and $214 million of AUM and management fee-generating AUM, respectively.

(3)	As of September 30, 2017, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $18 million.

(4)
Includes the Emerging Markets Debt Total Return and Emerging Markets Opportunities strategies. The rates of return reflect the performance of a composite of accounts for the Emerging Markets Debt Total Return strategy, including a single account with a December 2014 inception date.

(5)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(6)	Includes the Emerging Markets Absolute Return strategy and evergreen separate accounts in the Real Estate Debt strategy.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Adjusted net income (“ANI”) is a measure of profitability for our investment management business. The components of revenues (“adjusted revenues”) and expenses (“adjusted expenses”) used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted revenues include investment income (loss) that is classified in other income (loss) in the GAAP statements of operations. Adjusted revenues and expenses also reflect Oaktree’s proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for ANI as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (e) the adjustment for non-controlling interests. Moreover, gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI, unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for ANI, they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Beginning with the second quarter of 2017, the definition of ANI was modified with respect to third-party placement costs associated with closed-end funds and liability-classified EVUs to conform to the GAAP treatment. Under GAAP, placement costs are expensed as incurred and liability-classified EVUs are remeasured as of each reporting date. Previously for ANI, placement costs were capitalized and amortized in proportion to the associated management fee stream, and liability-classified EVUs were treated as equity-classified awards. All prior periods have been recast for these changes.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that are no longer paying management fees and co-investments that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our non-GAAP results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our business by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The Base Value will be reduced by certain distributions and profit sharing payments received by the holder and the full value of certain OCGH units granted. The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is derived from our non-GAAP results and is comprised of management fees (“fee-related earnings revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources (such as earnings from our minority equity interest in DoubleLine) and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income, fee-related earnings and distributable earnings.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$45,841	$58,297	$218,080	$135,422
Incentive income (1)	—	(7)	41,954	39,881
Incentive income compensation (1)	—	7	(41,954)	(39,881)
Investment income (2)	(1,983)	(6,155)	(24,630)	(19,733)
Equity-based compensation (3)	1,137	4,202	4,558	10,268
Foreign-currency hedging (4)	(833)	1,306	(960)	10,837
Acquisition-related items (5)	(3,919)	(253)	(1,456)	(1,751)
Income taxes (6)	13,857	8,567	31,700	29,818
Non-Operating Group expenses (7)	62	182	549	647
Non-controlling interests (7)	77,274	95,505	346,413	236,492
Adjusted net income	131,436	161,651	574,254	402,000
Incentive income	(53,728)	(99,731)	(658,367)	(283,966)
Incentive income compensation	26,362	47,378	369,480	132,534
Investment income	(64,413)	(70,928)	(183,444)	(133,730)
Equity-based compensation (8)	14,691	15,637	40,971	38,192
Interest expense, net of interest income	6,280	7,799	19,795	24,458
Other (income) expense, net	(874)	4,902	(2,197)	6,294
Fee-related earnings	59,754	66,708	160,492	185,782
Incentive income	53,728	99,731	658,367	283,966
Incentive income compensation	(26,362)	(47,378)	(369,480)	(132,534)
Receipts of investment income from funds (9)	24,919	18,020	91,264	41,637
Receipts of investment income from companies	17,164	17,866	42,923	42,293
Interest expense, net of interest income	(6,280)	(7,799)	(19,795)	(24,458)
Other (income) expense, net	874	(4,902)	2,197	(6,294)
Operating Group income taxes	(5,208)	(1,662)	(7,850)	(4,491)
Distributable earnings	$118,589	$140,584	$558,118	$385,901

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$45,841	$58,297	$218,080	$135,422
Incentive income attributable to OCG (1)	—	(3)	17,109	16,048
Incentive income compensation attributable to OCG (1)	—	3	(17,109)	(16,048)
Investment income attributable to OCG (2)	(817)	(2,493)	(10,121)	(7,961)
Equity-based compensation attributable to OCG (3)	469	1,702	1,867	4,147
Foreign-currency hedging attributable to OCG (4)	(342)	529	(385)	4,369
Acquisition-related items attributable to OCG (5)	(1,616)	(103)	(610)	(708)
Non-controlling interests attributable to OCG (5)	(226)	(222)	(675)	(664)
Adjusted net income-OCG (6)	43,309	57,710	208,156	134,605
Incentive income attributable to OCG	(22,141)	(40,393)	(270,435)	(114,656)
Incentive income compensation attributable to OCG	10,864	19,189	151,808	53,507
Investment income attributable to OCG	(26,545)	(28,726)	(75,302)	(54,067)
Equity-based compensation attributable to OCG (7)	6,054	6,333	16,823	15,426
Interest expense, net of interest income attributable to OCG	2,441	3,112	7,786	9,756
Other (income) expense attributable to OCG	(360)	1,985	(904)	2,547
Non-fee-related earnings income taxes attributable to OCG (8)	9,072	4,297	22,167	20,078
Fee-related earnings-OCG (6)	22,694	23,507	60,099	67,196
Incentive income attributable to OCG	22,141	40,393	270,435	114,656
Incentive income compensation attributable to OCG	(10,864)	(19,189)	(151,808)	(53,507)
Receipts of investment income from funds attributable to OCG	10,269	7,298	37,459	16,817
Receipts of investment income from companies attributable to OCG	7,073	7,236	17,620	17,081
Interest expense, net of interest income attributable to OCG	(2,441)	(3,112)	(7,786)	(9,756)
Other (income) expense attributable to OCG	360	(1,985)	904	(2,547)
Non-fee-related earnings income taxes attributable to OCG (8)	(9,072)	(4,297)	(22,167)	(20,078)
Distributable earnings-OCG income taxes	4,323	(789)	(7,012)	(5,472)
Tax receivable agreement	(5,415)	(5,106)	(16,193)	(15,318)
Income taxes of Intermediate Holding Companies	8,649	6,905	23,850	25,327
Distributable earnings-OCG (6)	$47,717	$50,861	$205,401	$134,399

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from ANI.

(6)
Adjusted net income-OCG, fee-related earnings-OCG and distributable earnings-OCG are calculated to evaluate the portion of adjusted net income, fee-related earnings and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. Reconciliations of fee-related earnings to fee-related earnings-OCG and distributable earnings to distributable earnings-OCG are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Fee-related earnings	$59,754	$66,708	$160,492	$185,782
Fee-related earnings attributable to OCGH non-controlling interest	(35,129)	(39,690)	(94,596)	(110,758)
Non-Operating Group expenses	(209)	(229)	(886)	(765)
Fee-related earnings-OCG income taxes	(1,722)	(3,282)	(4,911)	(7,063)
Fee-related earnings-OCG	$22,694	$23,507	$60,099	$67,196
Fee-related earnings per Class A unit	$0.35	$0.37	$0.94	$1.08
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)
Distributable earnings	$118,589	$140,584	$558,118	$385,901
Distributable earnings attributable to OCGH non-controlling interest	(69,718)	(83,646)	(328,963)	(230,065)
Non-Operating Group expenses	(62)	(182)	(549)	(647)
Distributable earnings-OCG income taxes	4,323	(789)	(7,012)	(5,472)
Tax receivable agreement	(5,415)	(5,106)	(16,193)	(15,318)
Distributable earnings-OCG	$47,717	$50,861	$205,401	$134,399
Distributable earnings per Class A unit	$0.74	$0.81	$3.22	$2.15
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424

(7)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG, because it is non-cash in nature and does not impact our ability to fund our operations.

(8)
This adjustment adds back income taxes associated with incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

The following table reconciles GAAP revenues to adjusted revenues, fee-related earnings revenues and distributable earnings revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$235,032	$290,230	$1,158,672	$827,436
Consolidated funds (1)	20,646	15,182	73,691	26,976
Incentive income (2)	—	(7)	41,954	39,881
Investment income (3)	49,078	59,603	125,988	116,472
Adjusted revenues	304,756	365,008	1,400,305	1,010,765
Incentive income	(53,728)	(99,731)	(658,367)	(283,966)
Investment income	(64,413)	(70,928)	(183,444)	(133,730)
Fee-related earnings revenues	186,615	194,349	558,494	593,069
Incentive income	53,728	99,731	658,367	283,966
Receipts of investment income from funds	24,919	18,020	91,264	41,637
Receipts of investment income from companies	17,164	17,866	42,923	42,293
Distributable earnings revenues	$282,426	$329,966	$1,351,048	$960,965

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and economic net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$45,841	$58,297	$218,080	$135,422
Reconciling adjustments (1)	85,595	103,354	356,174	266,578
Adjusted net income	131,436	161,651	574,254	402,000
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	33,241	101,463	(46,651)	61,176
Economic net income (3)	$164,677	$263,114	$527,603	$463,176

(1)	Please refer to the table on page 26 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and economic net income-OCG.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$45,841	$58,297	$218,080	$135,422
Reconciling adjustments (1)	(2,532)	(587)	(9,924)	(817)
Adjusted net income-OCG (2)	43,309	57,710	208,156	134,605
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	13,698	41,094	(19,285)	24,915
Economic net income-OCG income taxes	(10,459)	(10,898)	(27,192)	(26,440)
Income taxes-OCG	10,794	7,579	27,078	27,141
Economic net income-OCG (2)	$57,342	$95,485	$188,757	$160,221

(1)	Please refer to the table on page 27 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and economic net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except per unit data)		(in thousands, except per unit data)
Economic net income	$164,677	$263,114	$527,603	$463,176
Economic net income attributable to OCGH non-controlling interest	(96,814)	(156,549)	(311,105)	(275,868)
Non-Operating Group expenses	(62)	(182)	(549)	(647)
Economic net income-OCG income taxes	(10,459)	(10,898)	(27,192)	(26,440)
Economic net income-OCG	$57,342	$95,485	$188,757	$160,221
Economic net income per Class A unit	$0.89	$1.52	$2.96	$2.57
Weighted average number of Class A units outstanding	64,394	62,755	63,875	62,424
The following table reconciles GAAP revenues to adjusted revenues and economic net income revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
GAAP revenues	$235,032	$290,230	$1,158,672	$827,436
Consolidated funds (1)	20,646	15,182	73,691	26,976
Incentive income (2)	—	(7)	41,954	39,881
Investment income (3)	49,078	59,603	125,988	116,472
Adjusted revenues	304,756	365,008	1,400,305	1,010,765
Incentives created	134,815	422,685	504,935	547,557
Incentive income	(53,728)	(99,731)	(658,367)	(283,966)
Economic net income revenues	$385,843	$687,962	$1,246,873	$1,274,356

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from adjusted revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	As of or for the Three Months Ended September 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$181,312	$5,303	$186,615
Incentive income (1)	53,720	8	53,728
Investment income (1)	51,061	13,352	64,413
Total expenses (2)	(169,773)	1,859	(167,914)
Interest expense, net (3)	(35,776)	29,496	(6,280)
Other income (expense), net (4)	5,418	(4,544)	874
Other income of consolidated funds (5)	62,272	(62,272)	—
Income taxes	(13,857)	13,857	—
Net income attributable to non-controlling interests in consolidated funds	(9,990)	9,990	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(78,546)	78,546	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$45,841	$85,595	$131,436

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $199 of net gains related to foreign-currency hedging activities from general and administrative expense, and (c) for investment income, includes $1,983 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $1,137 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $950, (c) expenses incurred by the Intermediate Holding Companies of $209, (d) acquisition-related items of $3,919, (e) adjustments of $4,357 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (f) $870 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,357 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $187 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Three Months Ended September 30, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$190,974	$3,375	$194,349
Incentive income (1)	99,256	475	99,731
Investment income (1)	65,758	5,170	70,928
Total expenses (2)	(202,339)	11,683	(190,656)
Interest expense, net (3)	(32,414)	24,615	(7,799)
Other income (expense), net (4)	543	(5,445)	(4,902)
Other income of consolidated funds (5)	55,612	(55,612)	—
Income taxes	(8,567)	8,567	—
Net income attributable to non-controlling interests in consolidated funds	(13,243)	13,243	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(97,283)	97,283	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$58,297	$103,354	$161,651

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $397 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $7 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $6,155 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $4,203 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $1,143, (c) expenses incurred by the Intermediate Holding Companies of $229, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $7, (e) acquisition-related items of $253, (f) adjustments of $4,941 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $1,413 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,941 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $504 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Nine Months Ended September 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$542,268	$16,226	$558,494
Incentive income (1)	616,404	41,963	658,367
Investment income (1)	150,618	32,826	183,444
Total expenses (2)	(785,761)	(22,692)	(808,453)
Interest expense, net (3)	(128,797)	109,002	(19,795)
Other income (expense), net (4)	14,979	(12,782)	2,197
Other income of consolidated funds (5)	213,640	(213,640)	—
Income taxes	(31,700)	31,700	—
Net income attributable to non-controlling interests in consolidated funds	(23,543)	23,543	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(350,028)	350,028	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$218,080	$356,174	$574,254

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $2,298 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $41,954 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $24,630 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $4,558 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $5,782, (c) expenses incurred by the Intermediate Holding Companies of $886, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $41,954, (e) acquisition-related items of $1,456, (f) adjustments of $13,747 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $4,250 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $13,747 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $967 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Nine Months Ended September 30, 2016
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$584,542	$8,527	$593,069
Incentive income (1)	242,894	41,072	283,966
Investment income (1)	136,205	(2,475)	133,730
Total expenses (2)	(579,171)	1,158	(578,013)
Interest expense, net (3)	(86,849)	62,391	(24,458)
Other income (expense), net (4)	11,892	(18,186)	(6,294)
Other income of consolidated funds (5)	113,130	(113,130)	—
Income taxes	(29,818)	29,818	—
Net income attributable to non-controlling interests in consolidated funds	(15,618)	15,618	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(241,785)	241,785	—
Net income attributable to Oaktree Capital Group, LLC/Adjusted net income	$135,422	$266,578	$402,000

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) for management fees, reclassifies $1,086 of net gains related to foreign-currency hedging activities from general and administrative expense, (c) for incentive income, includes $39,881 related to timing differences in the recognition of incentive income between net income attributable to OCG and adjusted net income, and (d) for investment income, includes $19,733 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $10,269 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,819, (c) expenses incurred by the Intermediate Holding Companies of $765, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG and adjusted net income of $39,881, (e) acquisition-related items of $1,751, (f) adjustments of $16,287 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $11,650 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $16,287 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,899 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.